                                BEST COLLATERAL, INC.

                                     Form 10-KSB
                     For the fiscal year ended February 28, 1997

                                     EXHIBIT 11.1

                Statement Regarding Calculation of per Share Earnings
             For the years ended February 28, 1997 and February 29, 1996
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
                                                                                         1997                 1996
Primary:
    Earnings:
      Net income applicable to primary earning per share calculation                  $272,932              $29,604
                                                                                     ---------             --------
    Weighted average number of shares outstanding:
      Common shares and equivalents                                                  3,999,990            3,999,990

      Additional shares outstanding assuming exercise of stock options                    ----                 ----
      reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options

      Additional shares outstanding assuming exercise of warrants reduced by              ----                 ----
      the number of shares which could have been purchased with the proceeds from the exercise of such warrants
                                                                                     ---------             --------
    Weighted average number of shares outstanding, as adjusted:                      3,999,990            3,999,990
                                                                                     ---------             --------
                                                                                     ---------             --------

      Net income per share - primary                                                     $0.07                $0.01
                                                                                     ---------             --------
                                                                                     ---------             --------
Fully diluted:
    Earnings:
      Net income applicable to primary earnings per share calculation                  272,932               29,604
      Add: Interest relating to 10% convertible subordinate notes                       23,450               16,080
           Interest relating to 8% convertible subordinate notes                         5,180                3,552
                                                                                     ---------             --------
      Net income applicable to primary earnings per share calculation                  301,562               49,236
                                                                                     ---------             --------
                                                                                     ---------             --------

     Weighted average number of shares outstanding:
      Common shares and equivalents                                                  3,999,990            3,999,990
      Additional shares outstanding assuming exercise of stock options                      --*                  --*
      reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options

      Additional shares outstanding assuming exercise of warrants reduced by                 0                   --**
      the number of shares which could have been purchased with the proceeds from the exercise of such warrants

      Additional shares outstanding assuming conversion of 10% convertible             335,000              335,000
      subordinated notes

      Additional shares outstanding assuming conversion of 8% convertible               92,500               92,500
      subordinated notes
                                                                                     ---------             --------
    Weighted average number of shares outstanding, as adjusted                       4,427,490            4,427,490
                                                                                     ---------             --------
                                                                                     ---------             --------

      Net income per share - fully diluted                                                0.07                 0.01
                                                                                     ---------             --------
                                                                                     ---------             --------

 *The effects of additional shares outstanding from the exercise of stock options were excluded from the computation as the affect is antidilutive.

**The effects of additional shares outstanding from the exercise of warrants were excluded from the computation as the affect is antidilutive.